Exhibit 99.1

NEWS RELEASE for March 15, 2005

Contact:	Allen & Caron	Catalina Lighting, Inc.
	Guy Gresham (investors)	Gary Rodney
	guy@allencaron.com	Chief Financial Officer
	(212) 691-8087	(305) 558-4777
or
Brian Kennedy (media)
brian@allencaron.com
(212) 691-8087

CATALINA LIGHTING ANNOUNCES VOLUNTARY DELISTING FROM NASDAQ AND FILING OF FORM 15 TO DEREGISTER COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION

MIAMI (March 15, 2005) … Catalina Lighting, Inc. (Nasdaq: CALA), a leading international designer, manufacturer, and distributor of lighting products for residential and office environments, today announced that it has voluntarily delisted its common stock from the Nasdaq National Market. Simultaneously with delisting, the Company filed a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Catalina is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.

Upon the filing of the Form 15, Catalina’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. Catalina expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company anticipates that its shares will be quoted on the Pink Sheets, but can make no assurance that any broker will continue to make a market in the Company’s common stock. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news, and information about securities.

Commenting on the announcement, Catalina’s CEO, Bob Varakian, said, “As we previously announced, we’ve carefully evaluated the advantages and disadvantages to the Company of continuing registration. In light of the dramatically increasing costs and administrative burdens associated with being a public company, our Board has determined that the advantages the Company would receive from maintaining its registered status are disproportionate to the costs it would incur, both in terms of expenses and diversion of management resources. We believe that delisting and deregistering will result in significant reductions in our legal and accounting expenses and enable our management to focus more of its time and resources on operating the Company and enhancing shareholder value.”

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About Catalina Lighting, Inc.

Catalina Lighting, Inc. is a leading international designer, manufacturer, and distributor of residential and office lighting products. The Company’s broad product line includes functional and decorative table lamps; ceiling, wall, recessed, vanity and track lighting fixtures; emergency and outdoor lighting; and chandeliers. Its line is distributed under several brand names, including Catalina®, Dana®, Ring®, Illuminada® and Aziano™. The Company also functions as an OEM, selling goods under its customers’ private labels.

This press release includes statements that constitute “forward-looking” statements, including, without limitation, that the Company anticipates that the Company’s common stock will be quoted on the Pink Sheets, and believes that deregistering will reduce certain expenses and enable management to focus more time and resources on the operations of the Company. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties that may affect the operations, performance, growth, and results of the Company’s business include, but are not limited to, the following: failure to have at least one market maker continue to make a market in the Company’s common stock on the Pink Sheets following delisting and deregistration; becoming subject to the Exchange Act in the future due to the filing of a registration statement; economic factors, regulatory changes or legislative enactments that adversely affect the Company’s business; and other risks detailed in the Company’s periodic filings with the Securities and Exchange Commission. The forward-looking statements included herein are made as of the date of this press release and the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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